UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 18, 2015
Amarillo Biosciences, Inc.
(Exact Name of registrant as specified in its charter)

Texas	0-20791	75-1974352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4134 Business Park Drive, Amarillo, Texas 79110-4225
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (806) 376-1741

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership

On January 28, 2015, Amarillo Biosciences, Inc. (ABI) disclosed that it had emerged from bankruptcy and that on January 23, 2015, the Final Decree concluding the case had been signed by Judge Robert L. Jones of the United States Bankruptcy Court for the Northern District of Texas in Case No. 13-20393-RJL-11.  This filing is to follow up on information regarding the equity restructuring of the Company.

The confirmed Plan of Reorganization (Plan) provided that prior to the November 20, 2014, Effective Date, ABI had 76,553,008 common stock shares issued and outstanding.  After the Plan was implemented on the Effective Date the number of existing shares was 4,028,962.  The change in the number of shares was the outcome of the 1-for-19 reverse stock split, another provision of the Plan.  The Plan also provided that 16,115,848 common shares would be issued to The Yang Group.  Those shares were issued making the total number of common shares issued and outstanding, at the close of business on the Effective Date, 20,144,810.

All documents referenced in this statement as well as all documents filed in this case are available and may be reviewed at the following website http://www.upshotservices.com/amarillobiosciences.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMARILLO BIOSCIENCES, INC.
Date: February 18, 2015	By: /s/ Bernard Cohen
Bernard Cohen, Vice President and Chief Financial Officer